Exhibit 8.2
REEDER & SIMPSON P.C.
Attorneys-at-Law

RRE Commercial Center P.O. Box 601 Majuro, MH 96960, Marshall Islands	Raymond E. Simpson 53-55 Akti Miaouli, 6th floor 185 36 Piraeus, Greece

Telephone:	+692 625 3602	Telephone:	+30 210 429 3323
Fax:	+692 625 3603	Fax:	+30 210 941 4790
E-mail:	dreeder@ntamar.net	E-mail:	simpson@otenet.gr
		Mobile phone:	+30 6945 465 173
January 28, 2009
Navios Maritime Partners L.P.
Attention: Angeliki Frangou
85 Akti Miaouli Street
Piraeus, Greece 185 38

Re:	Navios Maritime Partners L.P. Registration Statement on Form F-3
Ladies and Gentlemen:
     We have acted as Marshall Islands counsel to Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with the offer and sale by the Partnership (the “Offering”) of up to $500,000,000 of common units and/or debt securities of the Partnership (the “Securities”) pursuant to the Registration Statement on Form F-3 relating to the Offering (the “Registration Statement”), to be filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”). None of the Securities will be offered for sale in the Republic of the Marshall Islands.
     In connection therewith, we reviewed the discussion (the “Discussion”) set forth under the caption “Non-United States Tax Considerations—Marshall Islands Tax Consequences” in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date hereof. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Republic of the Marshall Islands tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Act or the Rules and Regulations.
Very truly yours,
/s/ Reeder & Simpson, P.C.